Exhibit 10.6

NORTH ATLANTIC ACQUISITION CORPORATION

121 South Church Street, Ugland House
Grand Cayman; KY-1104
Cayman Islands

January 21, 2021

Re:	Forward Purchase Contract

Ladies and Gentlemen:

We are pleased to accept the offer of NAAC Sponsor LP (or its designees) (the “Subscriber” or “you”) to purchase up to an aggregate of 10,000,000 units (the “Units”) of North Atlantic Acquisition Corporation, a Cayman Islands exempted company (the “Company”), each Unit comprising one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Ordinary Share”), and one-third of one warrant (“Warrant”). Each whole Warrant is exercisable to purchase one Class A Ordinary Share at an exercise price of $11.50 per share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company’s initial public offering of units, each unit comprising one Class A Ordinary Share and one-third of one Warrant (the “IPO”) and (ii) thirty (30) days following the consummation of the Company’s initial Business Combination (as defined below) and expiring on the five-year anniversary of the consummation of the Business Combination. The Units and the securities underlying the Units are hereinafter collectively referred to as the “Securities.” The exact number of Units to be purchased by you shall be determined by the mutual agreement between you and the Company, which may be based, among other things, on the capital needs of the Company in connection with the Business Combination. The terms on which the Company is willing to sell the Securities to the Subscriber, and the Company and the Subscriber’s agreements regarding such Securities, are set forth in this agreement (this “Agreement”) and are as follows:

1. Purchase of the Securities. The purchase price for the Securities (the “Purchase Price”) shall be $10.00 per Unit multiplied by the number of Units being purchased hereunder, up to an aggregate purchase price of $100 million. In exchange for the Purchase Price, the Company agrees to sell the Securities to the Subscriber, and the Subscriber hereby agrees to purchase the Securities from the Company in a private placement, subject to the terms and conditions set forth in this Agreement.

2. Representations, Warranties and Agreements.

2.1. Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3. Organization, Authority, and Enforceability. The Subscriber is a Delaware limited partnership. Subscriber possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by Subscriber, this Agreement is a legal, valid and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and protect its own interests and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and therefore cannot be sold by Subscriber unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is able to afford a complete loss of Subscriber’s investment in the Securities.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Agreement and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.1.6. Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal or state law.

2.1.7. Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes and not with a view towards the further distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Securities. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until one (1) year following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2. Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Securities, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1. Organization, Corporate Power and Enforceability. The Company is a Cayman Islands exempted company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company of this Agreement, the Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the charter documents of the Company, (ii) any agreement, indenture or instrument to which the Company is a party, (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and registration in the register of members of the Company, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions under federal and state securities laws, and (ii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

2.2.5. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the Securities and Exchange Commission and such state Blue Sky, FINRA and NASDAQ consents and approvals as may be required.

2.2.6. No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D of the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives in connection with the offer and sale of the Securities.

2.2.7. No Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Company or any of its affiliates in connection with this Agreement or the transactions contemplated hereby and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith.

3. Settlement Date and Delivery.

3.1. Closing of Purchase of Securities. The consummation and settlement of the contingent forward purchase contract for the purchase and sale of the Securities hereunder (the “Closing”) shall be held at the same date and immediately prior to the closing of the Business Combination (the date of the Closing being referred to as the “Closing Date”). No later than two business days prior to the Closing, the Company and the Subscriber will use their reasonable efforts to agree as to the exact number of Units the Subscriber will be obligated to purchase hereunder (subject to a maximum of 10 million Units). In the absence of an agreement within such time period, the Subscriber shall not be obligated to purchase any Units. At the Closing, the Company will issue to the Subscriber the Units being purchased hereunder, each registered in the name of the Subscriber (or its designees), against delivery of the Purchase Price in cash via wire transfer to an account specified in writing by the Company no later than two business days prior to the Closing Date.

3.2. Conditions to Closing of the Company. The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment of the following conditions:

3.2.1. Representations and Warranties Correct. The representations and warranties made by the Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date and closing of the Company’s initial public offering (“IPO”), as the case may be (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

3.2.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.2.3. Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.2.4. Ancillary Agreements. All Ancillary Agreements (defined below) to be signed by Subscriber pursuant hereto shall have been executed by Subscriber.

3.3. Conditions to Closing of the Subscriber. The Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

3.3.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 2.2 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date and closing of the IPO, as the case may be (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), with the same force and effect as if they had been made on and as of said date.

3.3.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

3.3.3. Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

3.3.4. Registration Rights Agreement. The Company and Subscriber shall have entered into a registration rights agreement (the “Registration Rights Agreement”) in a form customary for transactions of the type contemplated hereby, with the other holders of the Company’s securities issued prior to the IPO. The rights granted to Subscriber pursuant to the Registration Rights Agreement shall be no less favorable to Subscriber than the other parties to the Registration Rights Agreement.

3.3.5. IPO Closing. The Company shall have consummated the IPO.

3.3.6. Business Combination. The Company’s proposed initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”) shall have been approved by unanimous vote of the Board of Directors of the Company and the conditions to the closing of the Business Combination, including the approval of the Company’s stockholders, if applicable, shall have been satisfied or waived.

3.3.7. Subscriber Consent. The Subscriber shall have the right, in its sole discretion (in its capacity as a party to this agreement and not as a director or existing stockholder), to determine whether to purchase none, all or any portion of the Securities pursuant hereto in connection with any Business Combination that is approved by the Board of the Company. The Subscriber shall provide notice of such determination to the Company no later than five (5) days after receipt of notification from the Company that the Board of the Company has met and agreed to enter into a definitive transaction agreement for the Business Combination; provided, that if the Subscriber fails to deliver such notice to the Company within such five (5) day period, the Subscriber will be deemed to have determined to not purchase any of the Securities pursuant hereto in connection with such Business Combination, unless otherwise expressly agreed in writing by the Subscriber and the Company. In the event the Subscriber determines to purchase any, all or some of the Securities, its obligation will be further conditional on the Business Combination being consummated concurrently with the Closing, but only on substantially the terms set forth in the definitive transaction agreement (unless otherwise agreed in writing by the Subscriber), and without any waiver of any failure to satisfy a condition to close the Business Combination, except for waivers of conditions to the closing of the Business Combination, the failure of which, in the aggregate, are reasonably deemed to be immaterial (or as otherwise agreed to in writing by the Subscriber).

4. Restrictions on Transfer. Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion of counsel for the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and under all applicable state securities laws. All certificates representing the Securities shall have endorsed thereon a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

The Company agrees to cause its counsel to deliver an opinion to the Company’s transfer agent directing the removal of the foregoing legends once able to do so pursuant to applicable securities laws.

5. Other Agreements.

5.1. Further Assurances. Each of the Company and the Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail or overnight courier service, (ii) by facsimile and (iii) by electronic mail, in each case to the address, facsimile number or email address as set forth on the signature page hereto. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

5.3. Entire Agreement. This Agreement, together with those certain agreements to be entered into between the Subscriber (and/or its affiliates) and the Company in connection with the IPO, including but not limited to an insider letter, a subscription agreement governing the purchase of shares and warrants of the Company prior to and simultaneously with the closing of the IPO and the Registration Rights Agreement (collectively, the “Ancillary Agreements”), each substantially in the form to be filed as an exhibit to the registration statement relating to the IPO (“Registration Statement”), embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6. Assignment. The rights and obligations under this Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties; provided that Subscriber may assign its rights and obligations to an affiliate without the prior consent of the other parties.

5.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.12. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.13. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.14. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

5.15. Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

6. Indemnification. Each party shall indemnify the other against any reasonable loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

7. Term. The Subscriber’s obligation to acquire the Securities hereunder, and the Company’s obligation to sell the Securities hereunder, shall be in effect until the earlier of (i) the consummation of the Business Combination within the time frame permitted by the Company’s charter documents (as may be amended, the “Charter”), which, as of the date hereof, is expected to be 24 months from the consummation of the IPO, including any extensions beyond such term effected pursuant to the terms of the Charter, and (ii) the liquidation of the Company in the event that the Company is unable to consummate the Business Combination within the time frame permitted by the Charter (including any extensions).

8. Disclosure. The Subscriber hereby acknowledges that (i) the terms of this Agreement will be disclosed in the Registration Statement, (ii) this Agreement will be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement and (iii) the Company will disclose the terms of this Agreement to potential IPO investors and to potential Business Combination targets.

9. Waiver of Claims Against Trust. The Subscriber hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. The Subscriber, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any shares issued as part of the units sold in the IPO (“Public Shares”) held by the Subscriber. The Subscriber hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Subscriber may have in respect of any Public Shares held by the Subscriber; provided, however, that the foregoing shall not restrict Subscriber from bringing any claim Subscriber may have against the Company against the Company (or any successor entity) following consummation of a Business Combination or against any funds held by the Company outside of the Trust Account prior to the consummation of a Business Combination.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

NORTH ATLANTIC ACQUISITION CORPORATION

		By:	/s/ Gary Quin
		Name:	Gary Quin
		Title:	Chief Executive Officer

Address:

Email:

Accepted and agreed this 21st day of January 1, 2021.

NAAC SPONSOR LP

By: NAAC Sponsor GP LLC, General Partner
By: North Ocean Investment Company Limited, its managing member

By:	/s/ Mark Keating
Name:	Mark Keating
Title:	Chief Financial Officer

Address:

Email:

[Signature Page to Forward Purchase Agreement]